UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2026

Stryker Corporation

(Exact name of Registrant as Specified in Its Charter)

Michigan	001-13149	38-1239739
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1941 Stryker Way Portage, Michigan	49002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (269) 385-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	SYK	New York Stock Exchange
2.125% Notes due 2027	SYK27	New York Stock Exchange
3.375% Notes due 2028	SYK28	New York Stock Exchange
0.750% Notes due 2029	SYK29	New York Stock Exchange
2.625% Notes due 2030	SYK30	New York Stock Exchange
1.000% Notes due 2031	SYK31	New York Stock Exchange
3.375% Notes due 2032	SYK32	New York Stock Exchange
3.625% Notes due 2036	SYK36	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stryker Corporation (the “Company”) announced on October 6, 2026 that Kevin A. Lobo will resign from his role as Chief Executive Officer (“CEO”) of the Company on December 31, 2026 and transition to the role of Executive Chair of the Board of Directors of the Company (the “Board”), effective January 1, 2027 (the “CEO Transition”) and that Spencer S. Stiles, who currently serves as President and Chief Operating Officer of the Company, has been appointed CEO of the Company, effective January 1, 2027. In connection with Mr. Stiles’s appointment as CEO, the Board also increased the size of the Board from 10 to 11 and appointed Mr. Stiles to serve as a member of the Board, effective January 1, 2027. Mr. Stiles has not been appointed to any committee of the Board at this time.

There are no arrangements or understandings between Mr. Stiles and any other person pursuant to which Mr. Stiles was selected as an officer and a director, and no family relationships exist between Mr. Stiles and any director or executive officer of the Company. Mr. Stiles is not a party to any transaction to which the Company is or was a participant and in which Mr. Stiles has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Biographical Information

Mr. Stiles, age 50, has served as President and Chief Operating Officer of the Company since January 2026. Prior to that, he served as Group President, Orthopaedics, from 2019. Throughout his 27-year career at the Company, he has held leadership roles across Orthopaedics as well as MedSurg and Neurotechnology and has overseen international regions and key supporting functions. Mr. Stiles graduated from Miami University with a bachelor’s degree in business and received his MBA from the University of Nebraska.

Transition Agreement with Mr. Lobo

On October 5, 2026, the Company entered into a letter agreement with Mr. Lobo (the “Transition Agreement”), pursuant to which (1) he will continue to serve as CEO of the Company through December 31, 2026, and (2) as of January 1, 2027, he will begin serving as Executive Chair of the Board. Mr. Lobo’s annual base salary, annual bonus target and employee benefit plan eligibility will remain unchanged following the CEO Transition, but he will not be eligible to receive any new stock awards while serving as Executive Chair of the Board.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Transition Agreement, attached hereto as Exhibit 10.1

Letter Agreement with Mr. Stiles

On October 5, 2026, the Company entered into a letter agreement with Mr. Stiles (the “Letter Agreement”) establishing his compensation as CEO of the Company, effective as of January 1, 2027. Commencing on such date, Mr. Stiles’s annual base salary will increase to $1,320,000 and his annual bonus target will increase to 150% of his annual base salary. Mr. Stiles’s employee benefit plan eligibility will remain unchanged following the CEO Transition.

Pursuant to the Letter Agreement, a recommendation will be made to the independent directors of the Board to approve an award to Mr. Stiles of stock options and performance stock units (“PSUs”) under the Company’s Long-Term Incentive Plan (the “Incentive Plan”) in February 2027, subject generally to the same terms and conditions as the stock options and PSUs granted in connection with the annual Incentive Plan grant, with an aggregate target grant date fair value equal to $14,200,000, comprising 40% stock options (vesting in equal annual installments on each of the first five anniversary dates of the grant date) and 60% PSUs (vesting on March 21 of the year following the applicable three-year performance cycle, with the amount of shares earned subject to the achievement of pre-established performance goals). Any such grants will be subject to the terms and conditions of the Incentive Plan and the forms of stock option agreement and PSU agreement approved for fiscal 2027 grants to other executive officers of the Company.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Letter Agreement, attached hereto as Exhibit 10.2

Item 7.01	Regulation FD Disclosure.

On October 6, 2026, Stryker issued a press release announcing the transition described in Item 5.02 above and related infographics, which are furnished as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2, and 99.3, shall not be incorporated by reference into any filing of the Company, whether made before, on, or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Transition Agreement, dated October 5, 2026, between Stryker Corporation and Kevin A. Lobo

10.2	Letter Agreement, dated October 5, 2026, between Stryker Corporation and Spencer S. Stiles

99.1	Press Release dated October 6, 2026

99.2	Infographic dated October 6, 2026

99.3	Infographic dated October 6, 2026

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

Dated: October 6, 2026	By:	/s/ Tina S. French
	Name:	Tina S. French
	Title:	Corporate Secretary